UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

AMERICAN WATER WORKS COMPANY, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Copies to:

Joanne R. Soslow, Esq. Morgan, Lewis & Bockius LLP 1701 Market Street Philadelphia, PA 19103-2921 (215) 963-5000	Keith E. Gottfried, Esq. Morgan, Lewis & Bockius LLP 1111 Pennsylvania Avenue, N.W. Washington, DC 20004-2541 (202) 739-5947

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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☐	Fee paid previously with preliminary materials:

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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American Water Works Company, Inc., a Delaware corporation (“American Water”), is filing definitive additional materials contained in this Schedule 14A with the U.S. Securities and Exchange Commission (“SEC”) in connection with the solicitation of proxies from its stockholders in connection with its 2015 Annual Meeting of Stockholders to be held at The Mansion, 3000 Main Street, Voorhees, New Jersey 08043, on Friday, May 15, 2015, at 10:00 a.m., Eastern Daylight Time (the “2015 Annual Meeting”). American Water filed a definitive proxy statement and a definitive form of proxy card with the SEC on March 27, 2015 in connection with its solicitation of proxies to be used at the 2015 Annual Meeting (the “2015 Annual Meeting Proxy Statement”).

Press Release Issued May 1, 2015

Attached hereto is a press release issued on May 1, 2015 reminding stockholders that American Water will hold the 2015 Annual Meeting at The Mansion, 3000 Main Street, Voorhees, New Jersey 08043, on Friday, May 15, 2015, at 10:00 a.m., Eastern Daylight Time. The press release also indicates that American Water will be hosting a Virtual Stockholder Meeting for all stockholders of record who wish to take part in the 2015 Annual Meeting without the physical need to be present.

Additional Information and Where To Find It

Stockholders can obtain copies of American Water’s 2015 Annual Meeting Proxy Statement, any amendments or supplements to the 2015 Annual Meeting Proxy Statement and other documents filed by American Water with the SEC for no charge at the SEC’s website at www.sec.gov. Copies will also be available at no charge at the Investor Relations section of our corporate website at www.amwater.com, by writing to American Water’s Corporate Secretary at American Water Works Company, Inc., 1025 Laurel Oak Road, Voorhees, New Jersey, 08043, or by emailing Investor Relations at aw.investorrelations@amwater.com.

FOR IMMEDIATE RELEASE	Edward Vallejo
May 1, 2015	Vice President, Investor Relations
T: 856-566-4005
edward.vallejo@amwater.com

Maureen Duffy
Vice President, Communications
T: 856-309-4546
maureen.duffy@amwater.com

American Water to Hold Annual Stockholder’s Meeting

on May 15, 2015

VOORHEES, N.J., May 1, 2015 – American Water Works Company, Inc. (NYSE: AWK) announced today that it will hold its Annual Meeting of Stockholders at 10 a.m. Eastern Daylight Time (EDT) on Friday, May 15, 2015, at The Mansion on Main Street, 3000 Main St., Voorhees, N.J. Stockholders of record at the close of business on March 17, 2015, were sent proxy materials and are entitled to attend and vote on all matters that properly come before the meeting. Advanced registration is required.

In addition, American Water is hosting a Virtual Stockholder Meeting for all stockholders of record who wish to take part in the meeting without the physical need to be present. The Virtual Annual Meeting can be accessed shortly before 10 a.m. EDT on May 15, 2015, at www.virtualshareholdermeeting.com/AWK2015.

Interested parties may listen to a live, audio webcast of the annual meeting over the Internet by logging on to the Investor Relations page of the company’s website at www.amwater.com. The webcast will be archived for 30 days following the annual meeting.

Any media interested in attending the annual stockholder meeting should call American Water External Affairs at 856-309-4690 by May 13, 2015.

Founded in 1886, American Water is the largest publicly traded U.S. water and wastewater utility company. With headquarters in Voorhees, N.J., the company employs approximately 6,400 dedicated professionals who provide drinking water, wastewater and other related services to an estimated 15 million people in more than 45 states as well as parts of Canada. More information can be found at www.amwater.com.

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PRESS RELEASE	www.amwater.com